Exhibit 99.1

Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NuVasive Signs Definitive Agreement to Acquire Osteocel Biologics Business from Osiris Therapeutics
- Expands biologics platform for robust growth -
- Includes proprietary adult stem cell bone graft product and processing facility -
- Expects Osteocel® revenues of $15 million in 2008 and $25 million in 2009;
no dilution to earnings per share in 2008 or 2009, excluding in-process R&D charge -
San Diego, CA — May 8, 2008 — NuVasive, Inc. (NASDAQ: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today that it has signed a definitive agreement to acquire the Osteocel biologics business from Osiris Therapeutics, Inc. (NASDAQ: OSIR). The Osteocel business includes a proprietary adult stem cell bone graft product containing beneficial properties similar to autograft, as well as a processing facility with significant supply stream capacity.
Under the terms of the agreement, NuVasive will acquire the Osteocel biologics business from Osiris for $35 million in cash at closing, plus additional milestone-based contingent payments not to exceed $50 million in either cash or a combination of cash and stock, at the Company’s election. The purchase price will be funded out of available cash and the transaction is not subject to financing conditions. The Company presently anticipates that the closing will occur in the third quarter of 2008, subject to Osiris stockholder approval and customary regulatory approvals.
Strategic benefits of the transaction to NuVasive:
•	Provides comprehensive stem cell biologic platform with benefits similar to autograft;

•	Proprietary production process with significant capacity;

•	Strengthens biologics platform for robust growth;

•	Provides opportunity for additional revenue per procedure of $2,000 to $3,000;

•	Complements current Formagraft® biologic product line;

•	Allows for participation in all segments of the $1.5 billion U.S. biologics market;

•	Leverages current market adoption of an established biologic used in over 15,000 procedures to date; and

•	Includes rights to acquire next generation cultured version of product.
Osteocel is the only viable bone matrix product on the market that provides the three beneficial properties similar to autograft: osteoconduction (provides a scaffold for bone growth), osteoinduction (bone formation stimulation) and osteogenesis (production bone). Osteocel allows surgeons to offer the benefits of these properties to patients without the discomfort and potential complications of autograft harvesting, in addition to eliminating the time spent on a secondary surgical procedure. Osteocel is produced for use in spinal applications through a proprietary processing method that preserves the native stem cell population that resides in marrow rich bone.
The three main components that comprise Osteocel are cancellous bone, demineralized bone matrix (DBM) and viable MSCs native to the marrow rich bone. Found in human bone marrow, MSCs are fundamental regenerative cells in the body and promote tissue repair by modulating immune responses and protecting damaged tissue. MSCs are believed to help regulate the behavior of other bone marrow cells.
Alex Lukianov, Chairman and Chief Executive Officer, said, “This acquisition directly supports our strategy of complementing our product suite with innovative technologies. Osteocel provides our exclusive sales force with a unique stem cell-based bone graft that is synergistic with our Formagraft product and significantly enhances our biologics offering. This allows us to participate in the $1.5 billion U.S. Biologics market dominated by BMP and provides a powerful platform for future biologic product development.”
Mr. Lukianov continued, “Our diligence on processing capacity indicates an established and growing supply stream for the product. The transaction is structured to encourage further capacity expansion as we transition this process. Once we have integrated the processing operations, we believe Osteocel will make strong contributions to our revenue growth.”

C. Randal Mills, Ph.D., President and Chief Executive Officer of Osiris Therapeutics, said, “We are pleased to be working with NuVasive. This transaction allows Osiris to focus on the near-term commercial launch efforts of our stem cell drug products, knowing Osteocel is in the hands of a capable team with a track record of rapid growth in the spine market.”
Financial Impact
NuVasive expects that the transaction will add revenues of $15 million in 2008 based on the contractual terms of existing distribution agreements, and $25 million of revenue in 2009. The Company expects the transaction to be dilutive to GAAP earnings per share in 2008, however, excluding in-process R&D charge expects no dilution in either 2008 or 2009. The Company expects to honor the current 2008 distribution agreements held by Osiris. The Company plans to provide additional guidance subsequent to the acquisition closing which is expected to occur in the third quarter of 2008. At that time, the Company will have worked through the transition plans for distribution and prepared the purchase price allocation and related intangible amortization expense.
Advisors
Banc of America Securities LLC is acting as financial advisor to NuVasive and DLA Piper US, LLP is legal counsel to NuVasive.
Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the acquisition. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call and additional information regarding this product will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through June 8, 2008. In addition, a telephonic replay of the call will be available until May 15, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 284874.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS®, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and

CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties, relative to the proposed acquisition, include, but are not limited to: the risk that the parties may not consummate the transaction in the expected timeframe or that intervening factors may cause the parties to alter the terms (financial or otherwise)of the transaction; the risk that NuVasive may not be able to achieve expected synergies and strategic benefits from Osteocel or the acquired technology; the risk that NuVasive will not be able to successfully integrate the acquired operations; the risk that revenues or profits following the transaction will be lower than expected; the risk that business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) is greater than expected following the transaction; and the risk that NuVasive will not be able to acquire or produce a sufficient supply of product following the transaction. Additionally, other factors that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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